Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the common stock beneficially owned by each of them of Hess Midstream Partners LP. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 12th day of February, 2018.

GIP II BLUE HOLDING PARTNERSHIP, L.P.
By: GIP Blue Holding GP, LLC, its general partner

By:	/s/ Mark Levitt
Name:	Mark Levitt
Title:	Secretary

GIP BLUE HOLDING GP, LLC

By:	/s/ Mark Levitt
Name:	Mark Levitt
Title:	Secretary

GLOBAL INFRASTRUCTURE GP II, L.P.
By: Global Infrastructure Investors II, LLC, its general partner

By:	/s/ Mark Levitt
Name:	Mark Levitt
Title:	Secretary

GLOBAL INFRASTRUCTURE INVESTORS II, LLC

By:	/s/ Mark Levitt
Name:	Mark Levitt
Title:	Secretary